T, IMSC - Q2 2016 Implant Sciences Cor Sciences Earnings Call

EBRUARY 11, 2016 / GMT, IMSC - Q2 2016 IMPLANT SCIENCES CORP EARNINGS

Exhibit 99.2

CORPORATE PARTICIPANTS

 Bill McGann Implant Sciences Corp - CEO and Director

 Roger Deschenes Implant Sciences Corp - CFO and VP of Finance

 Darryl Jones Implant Sciences Corp - EVP of Global Sales, Marketing, Technical Service and Business Development

 Bob Liscouski Implant Sciences Corp - President, Director, Chairman of Risk Management Committee

 Todd Silvestri Implant Sciences Corp - COO

CONFERENCE CALL PARTICIPANTS

 Mark Jordan Noble Financial Group - Analyst

 Jim SchaumsPrivate Investor

 Ron Sanchez Spencer Edwards - Analyst

 Howard LanePrivate Investor

 Chris TierneyPrivate Investor

 Douglas SouthPrivate Investor

 Peter BanicePrivate Investor

 Timothy Moore TRM Properties - Analyst

 Kenneth RybickiPrivate Investor

 Eric AcklandPrivate Investor

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the Quarter two 2016 Implant Sciences Corporation Earnings Conference Call. (Operator Instructions) As a reminder, this conference is being recorded.

I would now like to introduce your host for today's conference, Mr. Bill McGann, Chief Executive Officer. Sir, you may begin.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Thank you very much, and thank you all for joining our call. I'm going to come back to you in a moment and give a few preview highlights of what we're going to be discussing today.

But before we begin that, I would like to ask Roger Deschenes, our Chief Financial Officer, to read our safe harbor statement, please. Roger.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Thank you, Bill, and thank you, everybody, for joining our call today. I'll begin first with our safe harbor disclosure.

During this afternoon's presentation, we will make forward-looking statements concerning upcoming events and our expectations regarding the company's financial performance. Each time we do, we will try to identify these statements with words such as expect, believe, anticipate or other words that indicate potential events. These forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially from those stated in the forward-looking statements. We'd ask you to please consider the risk factors contained in the press release issued today, February 11, 2016, and stated during this conference call, as well as the risk

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factors and uncertainties described in our annual report on Form 10-K for the fiscal year ended June 30, 2015, which is on file with the Securities and Exchange Commission.

During our presentation this afternoon, we may discuss or disclose non-GAAP measures. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with the U.S. GAAP. The presentation of non-GAAP information is intended, instead, to provide additional information to investors to facilitate the comparison of past and present results.

A replay of the conference call will be available for a limited time by dialing 85five-859-2056 within the United States or 404-537-3406 outside the United States and entering the conference ID or pass code which is 48962897.

Any forward-looking statements we make today are based on assumptions which we believe to be reasonable as of today, February 11, 2016. We undertake no obligation to update these statements as a result of future events. Finally, this conference call is the property of Implant Sciences Corporation, and any recording, reproduction or rebroadcast of this conference call without the expressed written consent of Implant Sciences Corporation is prohibited.

On February 11, 2016, today, we issued an earnings press release summarizing the company's financial performance for the three and six months ended December 31, 2015. Our quarterly report on Form 10-Q for the just concluded quarter will be filed on February 16, that's next Tuesday, with the Securities and Exchange Commission.

At this point, I will turn the call back over to Bill for some additional remarks.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Thanks, Roger. So good afternoon, everyone. You're welcome to Implant Sciences' Q2 2016 Earnings Call. We're going to present back to Roger in a couple of minutes to go into some of the details on our financial performance, as we typically do. But similar to the last call, I'd like to tee up a few points for us to come back to and make sure we hit them appropriately in the discussion and even perhaps stimulate some questions.

So our growth continues without borrowing, and that's going to be a very important theme that Roger will hit on many fronts as he's presenting the financial results. Our supply chain challenges and our production ramp, which we now define pretty simply as our execution, while still challenging, continues to make great strides in improvements. We turned a huge corner in the last quarter, where we've really begun to ship TSA late in our quarter, and we'll talk a lot more about that. Very exciting.

And we have a new metric that's on the horizon that I kind of personally like. For the last two quarters, we are reproducing a revenue stream that surpasses most of any of the prior years. So we're going two for two on that now, and you'll hear the details of that in a moment.

And finally, we will discuss an update, where we are on our strategic activities, both in the area of our capital structure as we had said we were going to explore in December, as well as our growth segments and how we view our market in terms of emerging demand, which we do not typically do or have done in the past. But I have Dr. Darryl Jones with me today, and we are going to provide a little more color than we normally do because we think it's a pretty exciting future.

So with that, those are the points that we'll be coming back and touching on and emphasizing some of the financial connections to that from Roger's report. So back to you, Roger.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Thank you, Bill. So let's begin with the review of the financial results. Revenues for the three months ended December 31, 2015, were $10,292,000 compared with $2,141,000, an increase of $8,151,000 or approximately 381%. And for the six months, revenue increased $20,675,000 or just under 516% to $24,685,000, which compares with $4,010,000 in the prior year period.

Sales of our QS-B220 desktop systems increased just under 550% and 946% to $7,557,000 and $20,084,000 in the three and six months ended December 31, 2015, respectively. And this is due primarily to a significant increase in unit volumes sold, which increased 818% and just under 1,373%, respectively, in these periods. We saw increased shipments to the European airports as a result of the ECAC mandate; the initial shipments that Bill spoke of, to the TSA under our delivery order, which occurred in December; and increased shipments into Asia, Africa and South America. Offsetting the unit volume increase was a decrease in the average sell price that we saw -- realized for our desktop units, which decreased approximately 29% in both the three- and six-month period.

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Sales of our QS-H150 handheld units increased 114% and 30 -- just under 35% to $1,725,000 and $2,412,000 in the three- and six-month periods ended December 31, 2015, respectively. And this is due primarily to increased unit volumes that increased 121% in the three-month period and just under 39% in the six-month period compared to the prior comparable period. The increased unit volume is due, again, to increased shipments into Asia and Africa. Our average unit sell price for the QS-H150 decreased approximately 3% in both the three- and six-month periods.

Sales of parts and supplies increased just under 484% in the three-month period and 637% in the six-month period compared to the prior year period. This is primarily due to increased sales of consumables and other supplies that we shipped with the QS-B220 desktop units, and these sales of supplies and these consumables should increase going forward as the B220 installed base increases. Factors impacting our average unit sell prices include competitive market conditions; volume, pricing in our delivery order with the TSA; and as we mentioned in the prior quarter, our decision to offer early payment discounts to certain distributors to hasten collection of our accounts receivable, which discounts aggregated to $97,000 in the three-month period and $307,000 in the six-month period.

Our gross margin for the three months ended December 31, 2015, was $3,853,000 or 34% of revenues, which compares with $364,000 or 17% of revenues in the prior period. For the six months ended December 31, 2015, our gross margin was $10,110,000 or 41% of revenues, which compares with $982,000 or 24.5% of revenues for our comparable prior year period. The increase in the gross margin as a percent of revenues in both the three- and six-month periods is due primarily to the increased manufacturing overhead absorption, this is due to the increased volume that was flowing through our factory here; and lower material costs, again, for the QS-B220 desktop, and this is due to volume-purchasing price reductions. And again, as mentioned previously, this was partially offset by a decrease in the average unit sell prices on sales of both our B220 units and H150 units.

Research and Development expense for the three months ended December 31, 2015, was $901,000, which compares with $1,288,000 for the comparable prior year period, a decrease of $387,000 or 30%. For the six-month period, research and development expense was $1,984,000, which compares with $2,572,000 for the comparable prior year period, a decrease of $588,000, or just under 23%.

The decrease in both the current -- the three- and six-month periods is due primarily to efficiencies gained from the closure of our San Diego, California advanced technology office, which resulted in decreased payroll and occupancy costs. We also saw decreases in certification testing fees, which were incurred in the prior year period, and a decrease in our engineering consulting fees. And these decreases are partially offset by increased travel expense incurred in the current period in support of the ECAC deliveries. We expect that our research and development expense will increase in the next 6 to 12 months due to the ongoing product development, and this is specifically our new portable explosives and narcotics detector that's in the process of being developed.

Selling, General and Administrative expenses for the three months ended December 31, 2015, were $3,718,000, which compares with expense last year of $3,195,000, an increase of $523,000 or 16.4%. For the six-month period, SG&A expenses were $7,256,000, which compares with $5,870,000 for the comparable prior year period, an increase of $1,386,000 or approximately 23.6%. The increase in selling, general and administrative expenses in the three months ended December 31, 2015, is due primarily -- due to increased consulting expenses, and this is due to the issuance of shares of our common stock to two advisers for services rendered under the advisory and consulting services agreements; increased payroll-related benefits primarily due to the provision for incentive compensation; and increased variable selling expenses due to the increased revenues.

We also saw a charge of $76,000 recorded in the current period, and this is a charge that was recorded to the awarding by the court of plaintiff counsel fees and expenses resulting from the Miller litigation. Partially offsetting these increases are $725,000 of separation benefits that were recorded in the prior year period, and these were benefits provided to our former CEO due to his resignation, and a decrease in stock-based compensation and employee stock options.

For the six-month period, the increase in SG&A expense is due primarily to increased payroll and benefit costs due to, again, the provision for incentive compensation; increased variable selling expenses resulting from our increased revenues; increased consulting expenses. Again, this is due to issuance of shares to two of our advisers; increased travel expense incurred to support the deployment of our QS-B220 systems being installed in Europe; and the charge, as mentioned previously, we've recorded resulting from the Miller litigation. These are partially offset, again, by the separation benefits provided in the prior year period to our former CEO and decreases in stock-based compensation on our employee stock options and decreased stock-based compensation on nonemployee warrants.

And we mentioned the litigation. As we disclosed in our November earnings call, the Miller litigation, the complaint that was filed in the Suffolk Superior Court here in Massachusetts was dismissed with prejudice, and a hearing was held in October, during which the court heard oral arguments on the merits of our and the plaintiff's counsel's request for legal fees and expenses. On December 17, 2015, the court ruled that the plaintiff's counsel was entitled to a fee of $70,000, together with costs of approximately $6,000.

For the three months ended December 31, 2015, other expense, which is interest, was $2,450,000 -- $2,547,000 as compared with other expense of $2,125,000 for the comparable prior year period, an increase of $422,000. And for the six months ended December 31, 2015, other expense was $5,094,000, which compares with other expense of $4,159,000 an increase of $935,000. And the increase in both periods is due to increased interest expense on higher levels of borrowing under our credit facilities with DMRJ and, to a lesser extent, the increase in the interest rate on the BAM notes, which increases took effect on April 1, 2015.

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As you may be aware, our notes with Montsant, DMRJ and BAM mature on March 31, 2016. We have commenced negotiations to extend the notes and believe, given past experience, we will be successful in extending the maturity date of the notes. Given the improvement in our business, we have submitted our request for changes in the terms and conditions and that would reduce our borrowing costs. At this point, there's really not much more we can say again other than the fact that we are in negotiations with the lenders.

Our net loss for the three months December ended -- excuse me, our net loss for the three months ended December 31, 2015, was $3,313,000, which compares to a net loss of $6,244,000 for the comparable prior year period, a decrease of $2,931,000 or just under 47%. For the six months ended December 31, 2015, our net loss was $4,224,000, which compares with a net loss of $11,619,000 for the comparable prior year period, a decrease of $7,395,000 or approximately 63.4 -- I'm sorry, 63.6%. And the decrease in the net loss for both periods is primarily due to increased revenues and gross margins, both of which are partially offset by an increase or increases in operating expenses and an increase in interest expense.

Adjusted EBITDA for the three and six months ended December 31, 2015, were a loss of $122,000 and income of $2,017,000, which compares to a loss of $3,447,000 and $5,843,000, respectively, in the comparable prior year periods. And these represent an increase -- increases or swings in our profitability of $3,569,000 and $7,860,000 in the three- and six-month periods, respectively. And also, as of note and as Bill mentioned, during the three and six months, we successfully self-funded the significant working capital required to deliver the record revenues being reported today.

With that, Bill, I'll turn the call back over to you.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Thanks very much, Roger. Okay. So to recap that in the construct of some of the highlights, we'll try to like thread a couple of needles here to talk about the current results and really threading the needle to give you a glimpse about the future because we think it's pretty bright. I mean, we did give guidance for the year back when we began our fiscal year. We're not -- and we said at that time, we're not going to provide quarterly guidance, but I guess, I would say we feel very confident about our full year view at this point in time.

So with that, we're really starting to be able to drive our definition of execution now that our TSA deliveries began in December, and really, those results that we achieved in the second quarter were only partly fulfilled by TSA deliveries. So the majority of TSA deliveries are still ahead of us this quarter and into the fourth quarter, and we remain very confident on getting most, if not all, those units delivered in our fiscal year. So that's one reason why I think we can be fairly confident of having a very, very strong FY 2016.

In addition to that, we also announced in December that we had won the Canadian TSA or CATSA order, and we will be delivering that order this quarter. So there's another nice tender which our team successfully competed and won. And as we indicated in the last earnings call, the follow-on or second wave of European ECAC tenders are now out and we are starting to compete for those awards as we speak. So some of those were framework agreements when we won the first round, and so we're in, we feel, a pretty good shape to continue our penetration around the world for installing explosive trace detection. In case anybody hasn't been paying attention, the world has not gotten safer lately.

So switching for a second to connect some of our great sales performance to our financials for a moment. An interesting measure, I guess it's not a metric unless we look at it every quarter but we might, is that we have driven a positive $8 million swing in our EBIT in the last 12 months from minus $6 million to plus $2 million. And that sometimes gets lost in the quarterly focus that everybody kind of really is maniacally focused on. But I couldn't be more pleased and proud of the entire team for all of the concerted efforts that go on in this company in making this result. I mean it's -- an $8 million swing in EBIT in the positive direction is a big event for this company in a 12-month period. So I really want to congratulate my entire team, not just the executives but all the people throughout the company that make this happen.

Okay. So switching to something a little new and different for our earnings call. Let's talk a little bit about the strategy initiatives in the business. I guess I'll start with the -- with our announcement going back in December regarding exploring strategic alternatives for our capital structure. At that time, we announced that we will be working with Jarden and Noble Financial Capital Markets groups, and we have been. Together with the support of our Board of Directors, we began to explore our options, and they're being reviewed along 4 pretty straightforward lines of thinking.

One is, the base case. What can we do and what does it take to stay the course and sustain our growth as we are? That's -- we have to, in view of everything else we look at, always have our base position. So that took quite a bit of time and effort. Analysis are -- have been sunk in and continue to think about that.

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Another option is to explore the replacement of our debt, some or all, for equity. And while this is not a new concept for our company, our profile now is changing dramatically, and we've actually created some equity that I think we can leverage at this point. And that kind of makes that option more real than it ever had been in the past. So that we continue to explore.

And the third one, while not obvious, we've also been looking at how to accelerate our growth through some form of a capital raise in an acquisition of technology. I can assure you that while some might smirk or discount this as an approach, there are some real opportunities to expand our channel and take on new complementary technologies to accelerate our growth. And in fact, without giving any details, we had somebody in this week talking to us about those very opportunities. And so you can say what you want. We're trying to be very broad and far-reaching in how to explore creating a very stable growth platform for this company.

And of course, the first option is to gain significant scale through an acquisition where we become part of a growing entity to drive accelerated growth and achieve the business and market synergies available through that combination. So we're a couple of months into this since we announced it. The holidays, not a lot happens, but there's not a lot specific to report, but we remain very confident and -- that we're -- and I want you all to know that we're very focused on getting our company into a very strong and sustainable position.

So with that, I'll switch now to the other part of the strategic activities in the company, which we typically don't talk a lot about at all, and that is our strategic growth plans. We currently see a total available market today of around $850 million annually. That's a number that we don't typically report. Now this consists of products, service, consumables, R&D funding, really a roll-up of the entire available market as we see it. The analysis we do comes from a couple of sources of market research, and then those same reports with our analysis on top suggests that this market's going to grow to about $1.5 billion over the next five years, so it's a CAGR of about 12%, pretty good.

And if we break it down a little more specifically, we see, based on aligning our strategy and our products, a focus on the Middle East in terms of geography, along with China aviation. Even though the Chinese market is somewhat of a concern, the airport and infrastructure expansion projects are still very, very vibrant. On the vertical side of the view, where we see the opportunity for greatest growth and emerging demand is what we call our field operations segment. This is where we see a strong correlation, an opportunity for growth based on our innovation and our product road maps, particularly in the areas of drug detection. So these opportunities will represent the out-year growth in that three- to five-year horizon on the five-year plan.

So in a nutshell, we see our growth continuing in our current markets globally through share gain, with our existing products and variants of them. This growth will be further enhanced by new technology innovations and products in the segments of our emerging demand. So we think this is really a focused vision, and we're completely fixed on it. It's what we get up when our feet hit the ground every day and we work on. We're also excited about the opportunity to deliver on it.

That's about it. Before I open up for questions, I'd like to thank my team for allowing me to provide the leadership and support for all of their efforts. I mean that is important to me, and I never overlook that. I also want to thank our lender, Platinum Partners, for their unwavering support over the years. And finally, I want to thank all of you, our shareholders, for the great support you provide the company with.

And with that, I will open up the line for questions.

 QUESTION AND ANSWER

Operator

 (Operator Instructions) And our first question comes from the line of Mark Jordan with Noble Essential (sic - Noble Financial).

 Mark Jordan  - Noble Financial Group - Analyst

 Yes. Thank you. Bill, a question relative to TSA. I think you mentioned that you expect to get the preponderance of the orders shipped in the current fiscal year, which is obviously just -- would imply you'll be doing it over seven months. Will that shipment rate be linear through the quarters or it -- will it vary?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 So approximately, Mark. I mean we work very closely with our partners in TSA. Todd Swearingen, our program manager for TSA, interacts with them on a daily basis as needed, and we have a lot of latitude with them in fulfilling our delivery order. So we are trying to manage the fulfillment of all of our major contracts, and I think

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we're doing a very good job with it. We're very confident of that. And so I'm not going to back off from what we said we were going to do. We think we can deliver all of it in the fiscal year. Might 100 units slip? I don't know. I mean I'm not -- no one's that perfect. But we feel very, very confident we can deliver most, if not all.

 Mark Jordan  - Noble Financial Group - Analyst

 Okay. My second question, you mentioned that initial tenders for the second wave of ECAC were out. When is the deadline for installation for that second wave for the smaller airports? Like you had the September of '15 for the larger ones. When are -- when is that second wave supposed to be installed?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Well so it's a great question, and I could tell you we don't have perfect clarity on that. I mean, the smaller airports are all the airports with less than 500,000 passengers a year, which is an indication that they are numerous and vary probably in their schedules. In fact, not all the tenders come out on some sort of a synchronized schedule. It's 28 countries. So the initial wave of follow-on tenders is out that we're competing and have visibility to, that we expect to continue. And I'm going to allow Darryl to elaborate a little bit.

 Darryl Jones  - Implant Sciences Corp - EVP of Global Sales, Marketing, Technical Service and Business Development

 I can just say that the mandate allegedly is around March in 2017. But a lot of people, like Bill just mentioned, they're actually doing the acquisitions now.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 So if they stick to their guns, it will be on or before then.

 Mark Jordan  - Noble Financial Group - Analyst

 Okay. Thank you. That's my two.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Okay, thank you, Mark.

Operator

 And our next question comes from the line of [Jim Schaums], a private investor.

 Jim Schaums Private Investor

 Thank you. The numbers clearly are looking a lot better. I guess the one number that kind of surprised me on the downside for Q2 was the gross profit margin percentage, 37.4%. It's understandable that it's less than Q1 of 44% because of the absorption issue, but I would have expected it to be relatively close to Q4 of 2015. Could somebody comment on that please?

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Yes. This is Roger. Part of the decrease is a result as well of the TSA pricing. I mean their pricing is lower than anybody else's and is a little bit more in terms of consumables that we ship with the product. So the TSA margin will be lower than our normal distributor sale.

 Jim Schaums Private Investor

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 So what should we expect going forward over the next two to 4 quarters then, in terms of gross profit margin.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Well, I think -- yes, the last earnings call, we said we gave ourselves a margin -- gross margin range of between 42% and 44%. So now that does factor in some of the TSA. So right now, I think year-to-date we're 41%. And going out, TSA will be out of the mix, there will be other sales that we expect to achieve a higher margin. And Todd's group has some cost-out initiatives that we're looking to pull costs out of the system. So we still feel -- as Bill mentioned in terms of the information we provided previously, we still feel the range for the year of margin between 42% and 44% is still on target.

 Jim Schaums Private Investor

 Okay. Thank you.

Operator

 And our next question comes from the line of Ron Sanchez with Spencer Edwards.

 Ron Sanchez  - Spencer Edwards - Analyst

 I just had just a simple question. What is the total number of shares now fully diluted? And how large is the debt that you're requesting -- or expecting to roll over?

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Well, we currently have just under 78,806,000 shares outstanding. And in terms of the debt, the principal of the debt is -- just doing back of an envelope here, it's 40 -- it's about $65 million. So you've got different tranches. Some of the debt is just a secured promissory note that is not convertible. The one piece of debt that's the -- the note with Montsant Partners, the principal and interest that total about $5.1 million are convertible at $0.08. So that would convert into about 63 million shares.

 Ron Sanchez  - Spencer Edwards - Analyst

 Okay, all right. Thank you very much.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 You're welcome.

Operator

 (Operator Instructions) And our next question comes from the line of [Howard Lane], a private investor.

 Howard Lane Private Investor

 I had a question regarding -- actually, I have two questions. A question regarding the TSA contract. It seems to me this contract came out about one and a half years ago or something like that.

 Bill McGann  - Implant Sciences Corp - CEO and Director

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 Yes.

 Howard Lane Private Investor

 And it was delayed for nine months because of the protests or whatever.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 A little more than that, but you're on the money.

 Howard Lane Private Investor

 Okay. The original contract was based on something like $1 billion that the TSA had provided -- wanted to provide. And Implant was given an indefinite contract for, I believe, 16.7% of that. That's $167 million. And I assumed that the initial sale was for one fourth of that, and the numbers I'm hearing don't seem to match that. So I'm wondering why is there a difference between the original contract and what you're giving out today?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 There is no difference from the original contract. The contract was for 1,170 units to be delivered, and that's what we will deliver. And as I said, we'll be delivering that within our fiscal year. You are correct in that, originally, we were hoping to have delivered that probably split across a couple of fiscal years, but then we got bogged down with protests being lodged by other bidders. And that took quite a while, the usual process to vet that complaint, and we survived that.

And then the TSA -- the world kind of changed again when they had their GAO report and the security issues where their Red Teams -- I'm not making excuses. This is all stuff that they did that further delayed the initial deployment. So we sat more than a year waiting to deliver the first units, which we began in December. There's absolutely no deviation from the award that we won. And go ahead, Roger.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Yes. I just want to add the -- what you're referring to is the IDIQ from --

 Howard Lane Private Investor

 Yes, the IDIQ. So it seems like the pricing on a -- per unit seems to be different than the original contract.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Well, that's an IDIQ. It's a purchase order. Then off of the IDIQ, they issue delivery orders. So while we got -- while they can purchase up to $162 million of ETD from us, presently, they've issued a delivery order for 1,170 systems.

 Howard Lane Private Investor

 I understand. But why -- did they renegotiate the pricing per unit?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 No. There's nothing renegotiated.

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

 Howard Lane Private Investor

 Okay. So it's the original contract?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Yes.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Yes. This is -- think of it as a contract vehicle which they can continue to purchase from.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 That particular contract --

 Howard Lane Private Investor

 Okay. Related to that, I understand that they came out with the next request for units, I guess it would be. I saw that somewhere, so I assume that's also coming out for their next acquisition. Anyway, the second part of my question is the stock price. I mean, you got all this great stuff going on, and all that's happened is the stock price has just gone straight down. Can you give me some insight into what's happening?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 You and a lot of people ask that question. We ask ourselves that. We don't get a lot of visibility. I mean, I have asked Roger and I know he has worked hard and diligently to try to pull whatever data we can to see what's happening. But we don't get a lot of visibility of our shareholders and what they buy and what they sell. I mean we can pull Noble reports. It gives you a thumbnail of a very small percentage of the people that -- the non-objectionable ones. So the people that don't subscribe to that, we have no idea what they're doing so I don't know how to answer that in a very specific way. Roger, do you --

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Regarding the fact that the stock has thinly traded, and -- we're as confused as you are because we think the stock should be higher.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 It benefits no one for the price to be low.

 Howard Lane Private Investor

 Yes, that's certainly true for the investors. Anyway...

 Bill McGann  - Implant Sciences Corp - CEO and Director

 It benefits no one for the price to be low.

 Howard Lane Private Investor

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

 Yes, yes, yes. So I was going to say as far as the future goes, it's my understanding that the next quarter, you're going to be -- you're not going to be borrowing any more money. You're going to do it on your own.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 We didn't borrow money last quarter, and we borrowed barely any the quarter before, like a couple hundred thousand dollars. We really haven't borrowed money this year yet, so that's a good thing.

 Howard Lane Private Investor

 You haven't borrowed any money to -- for your operations?

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Correct. That's correct.

 Howard Lane Private Investor

 But I thought you showed some interest expense this year -- I mean, this last quarter.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Well, I mean, that's a debt that we came into the year with, so you're still accruing interest on that. It's accruing, but we haven't borrowed any additional money this year, except for this couple hundred thousand dollars, right.

 Howard Lane Private Investor

 I see, okay. So from now on, you're going to try and do it on your own.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 We have been.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 For two quarters.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 And we intend to continue doing it, yes.

 Howard Lane Private Investor

 Okay. Thanks very much.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

 Thank you.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Okay. Thank you.

Operator

 And our next question comes from the line of [Chris Tierney], a private investor. Your line is now open.

 Chris Tierney Private Investor

 Hi, guys, congratulations. I just have a few questions. In regard -- do you guys have any immediate plans to market your company to money managers or any kind of micro-cap type players that may look at a company like yours to invest in?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Well, we do, from an investor relations perspective, a lot of presentations to brokerage houses that do retail stock investing. And Bob Liscouski, if you're on the call, do you want to address that? Bob kind of leads our charge on that initiative. You want to say a few words about that, Bob?

 Bob Liscouski  - Implant Sciences Corp - President, Director, Chairman of Risk Management Committee

 Yes. I mean, we're out in the marketplace all the time talking to folks, just really giving The Street a good understanding of what we're doing in the marketplace, the growth that we've had. So as Bill mentioned in the beginning of the call, one of the opportunities -- or one of the efforts we're undergoing here is looking through this strategic initiative and trying to tell people that over the past year, we've improved our operations. We've got quarter-over-quarter growth. We're doing all the right things. We're great. We're grabbing market share, we really are the leader in the ETD space today.

Even this past quarter, if you look at the charges -- if you take the charges out, we'd be positive EBIT. And those are all good things to be telling people. It goes back to the question of why the stock is doing poorly. We're performing. We're executing. And now that we've got a couple of positive quarters under our belt, I think we can have meaningful -- more than meaningful conversations with people who would be looking to invest in the company because, as everybody knows, one quarter doesn't necessarily prove a trend. So we need to continue to perform over quarter-over-quarter, and that's what we've been doing.

 Chris Tierney Private Investor

 Okay. Yes, I mean, I just was more curious than anything if there were any formal conversations with portfolio managers, et cetera, to kind of -- I don't know how to say this other than the fact that predominantly, the shares that are traded in your company, probably on a daily basis, for the most part is retail generated. And so you're getting those swings back and forth. I think if you get institutional involvement, I certainly think you would probably scare a lot of these. And most of the information that's kind of generated from Implant Sciences, which I personally think is a fantastic company and I congratulate you guys, but unfortunately, one of the negatives is most of the information that is transferred from -- being that it's mostly a retail-traded stock, is on these crazy websites, which is -- a lot of the time isn't based on even anything that resembles the truth. So that's why I'm asking the question if there were any kind of active plans, and I understand when you say you put consecutive quarters and the growth is great, how you guys kind of go about doing that because I'm -- I wasn't exactly sure.

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 No, Chris. And it's a great point, too. I think part of the issue is around the pink sheets, so the institutional investors have some limitations in terms of what they can buy. So there are -- and consequently, to your point, we get a lot of people out there that really -- they chat on these boards, you can't even pay attention to them, it's ludicrous. So it's -- for the average investor, if they pay attention to it, they get scared when they look at that stuff. But the smarter investors that really look at the fundamentals understand what's going on.

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

Operator

 And our next question comes from the line of [Douglas South], a private investor.

 Douglas South Private Investor

 Yes, gentlemen, thanks from taking my call. If you could, could you tell me the production numbers that you're doing monthly on the benchtop units? And of those numbers, is that all in-house? Or is -- are you subcontracting some of that?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Yes. I'm going to let Todd Silvestri, our Chief Operating Officer, speak to that. But I'll start off by saying, yes, we produce everything in-house on our B220, and it's -- the number is going to be consistent with the numbers that we alluded to in the last earnings call in terms of capacity. I'm not sure if Todd's going to tell you an exact number because we don't -- kind of don't want that to be known.

 Todd Silvestri  - Implant Sciences Corp - COO

 No. We don't want it to be known. But secondly, I'd love to have a situation where it was nicely fluid that I can say it's this number, with some small error band around that number. Unfortunately, we're producing boxes, if you will. So it does flex a bunch, but I would go back to what Bill said. We're able to -- we have wherewithal capacity to meet the demand that Darryl's bringing down, which I appreciate very much. And we don't have an issue there, but --

 Bill McGann  - Implant Sciences Corp - CEO and Director

 I'll give you one point of color. I mean, going back a year ago, when we were talking with investors about what we thought maybe our production capacity numbers would look like in terms of demand, we thought we'd be very happy and proud to produce maybe a couple of hundred systems a month. And I told you last earnings call we doubled that.

 Todd Silvestri  - Implant Sciences Corp - COO

 Yes.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 We're more than that.

 Douglas South Private Investor

 [You can] live up to those, the estimate from the last earnings call. Thank you very much.

Operator

 And our next question comes from the line of [Peter Banice], a private investor.

 Peter Banice Private Investor

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

 Thank you, good afternoon everyone, congratulation on the growth. And I want to echo the frustration of being a shareholder for a few years and seeing a company with $24 million in sales in six months and a market cap of $34 million. But I know you're working hard to get on a major exchange and to -- hopefully, that market cap should be 10 times that. But I know you're working real hard at that. But my question is -- so this order will be shipped in -- by June to the TSA. So we know ECAC is very important and CATSA is very important, but really, the elephant in the room is TSA.

So I'm going to piggyback on the other gentleman's question. So you had 100 -- roughly $167 million IDIQ. You have roughly 100 -- 1,170 or I don't know, $40 million, $50 million order with TSA. So there's $100 million left on the IDIQ, and you've got three programs that I see going in with TSA. They obviously have more airports to refresh to the tune of, I've read, anywhere up to 2,400 additional units.

So my first question is, has the tender for the next round of desktops even been looked at? Or is it out? Is it in the planning stages? My first question. Second, is TSA looking at the handheld, when are you coming out with the handheld? And is that something that's going to be incorporated into their security systems? And the third is the in-line. Can you give us an update? I know they gave you $2 million to develop it. But is it -- where is it in the process? And is it a possibility in one year, three years, five years? Again, with the handheld, one year, three years, five years -- with the refresh one year, three year, five years? Because I mean you have to do something after June to maintain your growth. And where do we see that growth coming from?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Yes, yes. So maybe multiple voices will take that on, but I'll start, for sure. So the TSA buying cycle is not now, we know what it is, and we have visibility to their five-year deployment plans. And they're actually, just this week, on the hill reviewing and marking up the budgets, okay? And there are line items in there for various types of purchases, and I can tell you, even if you get sight of them, they're wrong. But it's their process. And they buy kind of -- the next buying cycle opportunity will be in our next fiscal year, so that's beyond June, to your point.

And we have a number of actions lined up in place to make sure we secure our seat at the table on future TSA purchase. That's why we work so hard to become the company that we're becoming. So you're right, it's got to be something that's sustained year-over-year, and government contracts are lumpy. They're lumpy in number, they're lumpy in timing, and that's the world we live in. But we have that -- we feel pretty comfortable with where we are on that.

In terms of ECAC, there's a larger world of that going on, that second wave, and that will continue. And no one really asks the question, "Well, where does ECAC go from there?" And I think I tried to catalyze that thought on the last earnings call. I said, well, now you got basically a security fence, if you will, from an explosives detection perspective around Western and Central Europe, what about all the countries in the Middle East and Eastern Europe that fly into those destinations?

If they don't have equivalent measures of security, there's going to be a cost levy somehow in that system, where either all those bags and all those people are going to have to get deplaned on a transfer flight to go through some equivalent measure of security or they're going to -- and that's going to be a cost that's going to get levied on somebody. Or they're going to push that further upstream to those countries and say, "Why don't you deploy equivalent measures and everybody's happy." So that's part of the strategy for growth around the world.

China is a whole thing on to itself, with more airports being built in China than, I think, all the countries combined. And despite what the woes of the Squawk Box, CNBC market reports about the Chinese economy and the Chinese market, first of all, there's no correlation between the economy and the market in China. But the one thing that we know is that the airport construction, infrastructure construction market is very vibrant, and that's where we play. So I think we look favorably upon that part of the world.

In terms of a handheld, that's your second question, and I might take a breath and let others speak to that, but I'll tee it up. We are going to complete our next handheld refresh in this fiscal year and launch it for a robust year next year, and we have plans to do so. The TSA doesn't buy handhelds, they never have, beyond sort of the curiosity buy where they evaluate them in their labs. There is, however, for the first time, a requirements document for handhelds for the TSA to look at.

Now that has no connection to whether they'll build a test protocol to evaluate them and approve them on a Qualified Products List, however, but there is a requirements document being socialized that we've seen for handhelds, finally. And they may do that. We don't have that in our plan, okay? We would love it to be in our plan, but that is not part of our growth plan. So that would be additional opportunity.

Our handheld largely will play to the 2,000-unit installed base that we have that we can go back and quickly try to recapitalize and grow that because of the new capabilities into other areas like drug detection. Okay? Darryl, do you want to add something to the handheld?

 Darryl Jones  - Implant Sciences Corp - EVP of Global Sales, Marketing, Technical Service and Business Development

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

 No, I think you hit all the key points. We see that the drug market is largely untapped from our perspective. So it's probably on the order of $100 million marketplace that we can actually effectively go after. And I want to put another explanation point on the fact that ECAC is just as big as TSA. So -- and we won in Europe, and so we're going to -- we feel that we're going to continue to win in that sector as well.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Yes. And on your third question -- and I will ask another voice to be heard from on that. Roger is going to talk about that one and all the great physics that's going to go into that device. Actually, is our in-line program, and that has been slow in starting. Again, I'm not going to make any excuses. It is what it is. We have to deal with the constraints of these contracting agencies that get our statements of work approved, et cetera, and all the auditing around it. So we are ready to launch that.

I'm going to let Todd Silvestri speak to that.

 Todd Silvestri  - Implant Sciences Corp - COO

 I'll take over right from there. So we are ready to launch that project. We are still waiting for some of those things that Bill had mentioned between government -- completion of the statements of work and the internal auditing approvals that they've got to go through for that to happen. And there's just no way to accelerate that kind of stuff.

But I would say though that the project in and of itself, integrating our technology with other security technologies at a checkpoint, is something that is very exciting. It's prevalent in the five-year plans of TSA. It's gotten a lot of positive press, if you will, from the European Union. So we definitely see it being part of our future, part of the future of the industry. And I wish I could accelerate the -- some of the things that I don't control, unfortunately, but that's -- we're ready to go.

 Peter Banice Private Investor

 Is that something you're doing on your own? Or is that something you're working with integrators on?

 Todd Silvestri  - Implant Sciences Corp - COO

 Well, so -- okay. Thank you for that tee up. But we -- at this point in time, we've left a lot of room to work with other integrators, okay? We have not made any selection of a different kind of company or a different company to work with, and we have opportunities to do so, both with complementary technologies and other folks that are very prevalent in the checkpoint security space. So those decisions are -- I guess to answer your question, say, we're very fortunate that people -- a number of different companies want to work with us in that space. And we perhaps can be a little bit picky and choosy as to which ones we choose at the right time.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 So I have a slightly passionate and somewhat different view from a lot of people out there that talk about integration. Integration is real. Integration is happening -- or will happen, I should say. And there are definitive plans being put on the table to do so in TSA and other agencies. So we're right on the tip of the spear there, and I think funding this in-line initiative is just one example of many to come -- many proposals like this, which we're submitting for funding on right now, in fact.

So I always wince, however, when people say, "You're going to go with the big large integrator guys." I mean, completely the wrong approach in my opinion, my opinion, okay? Because the core technology and the innovation is driven by the guys that produce the stuff that sits on the edge, okay? That's us, that's our competitors, that's the us of the X-ray world and their competitors. These are the best people to drive innovation for their technologies to meet new threats as they come onboard, to do concurrent design or spiral development, however you want to think about accelerating technology into the marketplace by any process. In my experience, that's always been the best.

So integration comes down to basically defining a set of rules whereby information from those very powerful edge devices send decisioning information to basically a workflow module, where a decision-maker takes events that are happening that they do not control and turn those events into a series of actions that define security. That's integration.

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

And I could go on for hours on this, if you'd like, because I've actually done this in another part of my life with other technologies. And it's going to happen, and as I say, resistance is futile. We want to be on the front end of that, but we want to be respectful because the people I talk about, "Well, we'll just give all this great technology to some big third-party company and they'll integrate it." Good luck.

 Peter Banice Private Investor

 No, that wasn't the thought. The thought was you agreed 100% you're the innovators, you have the technology, the chosen technology, the best technology, but they do have the financial backing and the resources. So that's why, hopefully, you'll think of using them, is for the financial part.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 And they -- well, they might write the workflow modules candidly because they're very capable of doing that.

 Peter Banice Private Investor

 Right. So it would be a good partnership. But again, wonderful six months. We're excited about the future. We all hope the share price catches up with your growth curve. But congratulations and thank you for all your hard work because we know you guys are doing what you need to do.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Thank you.

 Todd Silvestri  - Implant Sciences Corp - COO

 Thank you.

Operator

 And our next question comes from the line of [Timothy Moore] with [TRM Properties]. Your line is now open.

 Timothy Moore  - TRM Properties - Analyst

 Good afternoon. So my question is real quick. I heard you guys talking about the share price, and of course, the debt is a big issue. But I heard an interview with Dr. McGann in December talking about getting up-listed. And I know that at one time NASDAQ was what the board and you guys were looking at. Do you guys have any comments on that?

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Okay. I don't remember that, but if you say it -- I mean, we have looked at that in the past, and I think we actually talked a little bit about that on the last earnings call. Bob Liscouski, if you're still with us, you might want to say a few words about some of the things we learned at a recent financial conference that we presented at. If you want to give some color there, I'd appreciate it.

 Bob Liscouski  - Implant Sciences Corp - President, Director, Chairman of Risk Management Committee

 Yes, sure. And so it goes back to a previous question as well. The one of the things is the up-listings that we could do. To qualify for NASDAQ, we still have a bit of -- a little bit of time before we could do that. Our debt-to-equity ratios are, I think, still high. And I don't want to sound like a really -- I'm not the financial expert here, but I'm talking to the folks in the space that had been advising us. We're looking at it. We know that we've got -- we're on a path to do that. It would clearly be helpful for the stock to get up-listed even on the QX exchange, I think. It would show a positive movement for the company.

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

So again, we're looking at all those options. So we want to be in a better position for our investors and attract -- we've got great quality investors. We're looking to continue the path of getting great quality investors, get more of the institutional types into our stocks so we can level out the trading and be recognized for what we're doing here. I don't have anything I can concrete articulate to you. The nature of the call doesn't allow us to do that. But I'd just tell you, clearly, that's -- we're continually examining those options.

 Timothy Moore  - TRM Properties - Analyst

 Yes. I've been an investor for a few years. I just want to say keep up the good work. Thanks a lot.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Thank you.

Operator

 And our next question comes from the line of [Kenneth Reviki], a private investor.

 Kenneth Reviki Private Investor

 My phone cut in and out a couple of times, so I missed some of the financials. And I'm not going to make you go over all of that again. I suppose I can read it.

As an individual investor, a lot of my information comes through Yahoo! and the Internet. And I do a lot of communicating on the message board. And the two complaints that -- or criticisms that are constantly being lodged at the stock are, first of all, the debt, which you've addressed. So I won't make you speak to that again. But secondly, if this stock is so cheap as I believe it is and as I've been accumulating it for many years now, why are no insiders purchasing this stock at a lousy $0.42 a share?

 Roger Deschenes  - Implant Sciences Corp - CFO and VP of Finance

 Well, Ken, I can tell you, this is Roger. From my perspective, I do own 200,000 shares of the stock. I invested three years ago and paid a hefty AMT tax on it. So I can't speak for the other folks here, but everybody has their own personal financial situation. And -- but we do feel the stock is -- well, as a buyer, it's an attractive price, but as a holder, it's not at a good price.

Operator

 And our next question comes from the line of [Eric Ackland], a private investor.

 Eric Ackland Private Investor

 I know you guys are working very hard on the fundamentals. And I think, as an investor, and I've been a long-holding investor. And whenever I buy, I think the fundamentals are good. The big -- the elephant in the room is, I think, the conversion overhang on that $5 million. Because every time I buy a share, I figure out that half that share is going to go to the debt holder. And I know that you're negotiating with them. But I think anything you can do to freeze that or come to some sort of terms where we know and we can define what the conversion is going to be and the dilution to shareholders, that will go a long way towards investors being able to calculate what their potential return is by holding on to the stock. I think that's probably the single most uncertainty, at least in my mind, in terms of a value to ascribe to being a shareholder in the company.

 Bill McGann  - Implant Sciences Corp - CEO and Director

FEBRUARY 11, 2016 / 09:15PM GMT, IMSC - Q2 2016 Implant Sciences Corp Earnings Call

 I think that is one of the clearest statements that I have heard. I agree with you.

Operator

 And I'm showing no further questions at this time. I would now like to turn the call back to Mr. Bill McGann for closing remarks.

 Bill McGann  - Implant Sciences Corp - CEO and Director

 Okay. Well, thank you again, all. And listen, we remain very committed as a team to drive growth in the company, in the markets we serve. And we're going to start serving some new markets, like we've given you a slight view of. We're going to continue on our efforts strategically to keep this company going in the right direction, keep the turnaround going in the right direction, and we are going to continue to try to address our capital structure, as we promise we would.

I really do thank everyone for taking the time, for their questions, for their listening. And we're going to be here. We're going to be here every day trying to make this company everything that we know that it is. And I thank you all for participating in the earnings call. Thank you.

Operator

 Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program, and you may all disconnect. Everyone, have a great day.

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